Exhibit 10.2

CONFIDENTIAL

Keurig Green Mountain, Inc.
33 Coffee Lane
Waterbury VT 05676

June 14, 2014

Robert P. Stiller
11 Via Vizcaya
Palm Beach, FL 33480

Dear Mr. Stiller:

This letter (this “Amendment Letter”) confirms the agreement between you and Keurig Green Mountain, Inc. (the “Company”) concerning extending your engagement to provide advisory services to the Company as Chairman Emeritus as originally set forth in the letter agreement between you and the Company (formerly Green Mountain Coffee Roasters, Inc.) dated June 19, 2013 (the “Original Agreement”), and to make such other modifications to the Original Agreement as set forth herein.  Defined terms used herein but not otherwise defined shall have the meanings ascribed to them in the Original Agreement.

1.              The last sentence of the paragraph titled “Relationship of Parties” is hereby amended and restated in its entirety to read as follows:

“Your services hereunder, if and when provided, however, shall be deemed “Employment” and/or “service” (including as service for the Board of Directors), as applicable, for purposes of the Company’s 2006 Incentive Plan and any awards granted thereunder.”

2.              The first sentence of the paragraph titled “Term and Termination” is hereby amended and restated in its entirety to read as follows:

“This Agreement shall commence on the date hereof (the “Effective Date”) and, unless otherwise agreed by the parties, terminate on June 19, 2015.”

If the terms of this Letter Amendment are acceptable to you, please sign, date and return it to me no later than June 19, 2014.  The enclosed copy of this letter, which you should also sign and date, is for your records.

At the time you sign and return it, this Letter Amendment shall take effect as a legally-binding agreement between you and the Company.  Except for the changes expressly made by this Letter Amendment to the Original Agreement, the Original Agreement remains in full force and effect without modification.  All references to the Original Agreement mean the Original Agreement as amended hereby.  This Letter Amendment may be executed in any number of counterparts, including by facsimile and .PDF, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

We thank you for the advisory services that you have provided to date, and look forward to continuing to work together.

Sincerely,

KEURIG GREEN MOUNTAIN, INC.

	By:	/s/ Brian P. Kelley
Brian P. Kelley
President and Chief Executive Officer

ACCEPTED AND AGREED:

/s/ Robert P. Stiller
Robert P. Stiller

Date: June 14, 2014